Exhibit 99.1

For Immediate Release	Contact:
Steve Richards
Chief Financial Officer, TTM Technologies, Inc.
+1 714-241-0303
TTM TECHNOLOGIES, INC. SIGNS DEFINITIVE AGREEMENT TO CREATE A BUSINESS COMBINATION WITH MEADVILLE HOLDINGS LIMITED’S PRINTED CIRCUIT BOARD BUSINESS
SANTA ANA, CA — November 16, 2009 — TTM Technologies, Inc. (Nasdaq: TTMI), North America’s largest printed circuit board (PCB) manufacturer, today announced the signing of a definitive agreement to create a business combination with Meadville Holdings Limited’s PCB business (“Meadville PCB”). Meadville Holdings Limited (HKSE: 3313.HK) is a Hong Kong listed company and a leading provider of volume high-end PCBs. The combination will create one of the largest PCB manufacturers in the world with combined 2008 annual sales of $1.35 billion.
“The combined scale, complementary product capabilities, and market breadth of these two great companies will create significant competitive advantages in the increasingly dynamic printed circuit board industry,” said Kent Alder, President and CEO of TTM. “Together, we will have a more diversified customer base with little overlap, broader end-market exposure, and expanded capabilities to service customers on a global basis.”
As part of the transaction, TTM will acquire Meadville’s PCB business in exchange for an equity purchase price of approximately $521 million which will be payable in the form of cash and TTM common stock. This implies a transaction enterprise value of approximately $936 million. The debt being assumed is in the form of a new fully committed bank facility with a syndicate of seven leading Asian banks.
Commenting on the proposed PCB transaction, Tom Tang, Executive Chairman and Group Managing Director of Meadville, said, “The combination of Meadville and TTM will create a leading global player in the PCB industry with a “Global Presence, Local Knowledge” strategy. The proposed transaction enables us to further capture growing worldwide potential by sharpening our market competitiveness and extending our global presence. The combined efforts of TTM and Meadville will strengthen our platform in the growing Asia region while complementing TTM’s existing U.S. footprint.”
The combination is expected to be accretive to earnings without synergies within the first year post-closing. This statement is not intended to be a profit forecast and should not be interpreted to mean that earnings for any subsequent financial period would necessarily be greater than those of any preceding financial period.
Meadville PCB had unaudited revenue for the trailing 12 months ended June 30, 2009, of approximately $641 million and adjusted EBITDA of approximately $119 million. Services offered by Meadville PCB range from circuit design through volume production manufacturing. Meadville’s facilities primarily service the Networking/Communications, Handsets, Computing and High-end Consumer Products markets, and are focused on more technically complex commercial PCB products. Headquartered in Hong Kong, Meadville PCB has diverse capabilities which are offered through its eight specialized facilities in China (7) and Hong Kong (1).
The transaction is expected to be completed in the first quarter of 2010, subject to customary closing conditions and shareholder and regulatory reviews in both the United States and Hong Kong, including review by the U.S. Department of Defense and the Committee on Foreign Investment in the United States.

Conference Call/Webcast
TTM will conduct a conference call and webcast to discuss the business combination at 8:00 am Eastern/9:00 pm Hong Kong time on Monday, November 16, 2009. A link to the live webcast presentation will be available through the TTM website www.ttmtech.com. For those wishing to join the Q&A after the call, please dial in to the conference call at 1-877-941-2927 for U.S. or 1-480-629-9723 for international callers. The call and the presentation will be available for replay until November 23, 2009, on the company’s website.

About TTM Technologies, Inc.
TTM Technologies, Inc. is North America’s largest PCB manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.
About Meadville Holdings Limited
Headquartered in Hong Kong and established in the 1980s, Meadville Holdings Limited is one of the leading PCB manufacturers based in China with a focus on producing high-end PCB products. The company’s products include double-sided and multi-layer PCBs, HDI PCBs and IC substrates. In addition to its mass production ability in a wide range of PCB products, Meadville also provides customers with a “one-stop shop” service, which includes PCB layout design and small volume quick-turn PCB production. Meadville’s shares have been listed on the Main Board of The Stock Exchange of Hong Kong Limited since February 2, 2007. Additional information can be found at www.meadvillegroup.com
Forward-Looking Statements
This release contains forward-looking statements that relate to future events or performance. These statements reflect the company’s current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with obtaining regulatory approvals in the U.S. and China, the company’s dependence upon the electronics industry, the risks associated with integrating acquisitions, the company’s dependence upon a small number of customers, general economic conditions and specific conditions in the markets TTM addresses, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers, and other “Risk Factors” set forth from time to time in the company’s SEC filings.
Additional Information and Where to Find It
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities of Meadville Holdings Limited (“Meadville”) or TTM Technologies, Inc. (“TTM”) or a solicitation of any vote or approval. In connection with the proposed transactions described in this document, TTM will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov, and Meadville will publish certain relevant materials on the websites of the Securities and Futures Commission at www.sfc.hk and The Stock Exchange of Hong Kong at www.hkex.com.hk. TTM will file a Registration Statement on Form S-4 with the SEC that includes a proxy statement for the shareholders of TTM and a U.S. prospectus for Meadville and the shareholders of Meadville. TTM will mail the proxy statement/U.S. prospectus to its shareholders, and the U.S. prospectus to shareholders of Meadville or Meadville will include the U.S. prospectus in the circular to its shareholders. Before making any voting or investment decision, TTM’s and Meadville’s shareholders and investors are urged to read the circular and proxy statement/U.S. prospectus regarding such transactions when they become available because they will contain important information. The proxy statement/U.S. prospectus and other documents that will be filed by TTM with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to TTM, 2630 S. Harbor Blvd., Santa Ana, CA 92704, Attention: Investor Relations.

TTM, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of TTM is set forth in TTMs’ definitive proxy statement, which was filed with the SEC on March 26, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus TTM will file with the SEC when it becomes available.